Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Annual Report on Form 10-KSB for the period ended November 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2004	/s/ Michael J. Aylesworth
Michael J. Aylesworth
President
(Principal Executive Officer)

Date: February 27, 2004	/s/ Kenneth L. Torbet
Kenneth L. Torbet
Treasurer
(Principal Financial Officer)